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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                   FORM 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                            SMITH INTERNATIONAL, INC.
             (Exact name of Registrant as specified in its charter)


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
             DELAWARE                                                  95-3822631
(State or Incorporation or Organization)              (I.R.S. Employer Identification Number)


  411 N. SAM HOUSTON PARKWAY, SUITE 600
          HOUSTON, TEXAS                                                  77060
(Address of principal executive offices)                               (Zip Code)
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If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d)), check the following box. [ ]

Securities Act registration statement file number to which this form relates: ___________ (if applicable).

Securities to be registered pursuant to Section 12(b) of the Act:

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
Title of Each Class                                          Name Of Each Exchange On Which
To Be So Registered                                          Each Class Is To Be Registered
-------------------                                          ------------------------------

Preferred Share Purchase Rights                              New York Stock Exchange
                                                             Pacific Exchange
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Securities to be registered pursuant to Section 12(g) of the Act:  None.


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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         Reference is hereby made to the Registration Statement on Form 8-A filed by Smith International, Inc. (the "Company") with the Securities and Exchange Commission on June 15, 2000, relating to the Rights Agreement by and between the Company and Equiserve Trust Company, N.A., successor to First Chicago Trust Company of New York dated June 2, 2000, as amended (the "Rights Plan"). Such Form 8-A is hereby incorporated by reference.

         Pursuant to the Rights Plan, our Board of Directors declared a dividend of one junior participating preferred stock purchase right ("Right") for each share of our common stock outstanding on June 20, 2000. The Board also authorized the issuance of one such Right for each share of our common stock issued after June 20, 2000 until the occurrence of certain events. On June 6, 2002, we announced that our Board of Directors declared a two-for-one stock split, which was effected in the form of a stock dividend and paid on July 8, 2002 to stockholders of record as of June 20, 2002.

         On July 21, 2005, we announced that our Board of Directors declared a two-for-one stock split, to be effected in the form of a stock dividend (the "Stock Dividend"). The dividend was paid on August 24, 2005 to stockholders of record as of August 5, 2005. Pursuant to the provisions of the Rights Plan, the effect of the stock split is that effective August 5, 2005, each outstanding share of common stock and each share of common stock issued in the future until the Distribution Date (as defined in the Rights Plan) shall have attached a right to purchase one four-hundredth (1/400) of a Preferred Share (as defined in the Rights Plan) upon the terms and conditions set out in the Rights Plan. A copy of a Certificate of Adjusted Purchase Price or Number of Shares, dated as of August 4, 2005, delivered by the Company to the Rights Agent and the Company's transfer agent and setting forth the required adjustment is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

         The description of the Rights set forth below reflects certain additional adjustments arising from the Stock Dividend and is qualified in its entirety by reference to the Rights Plan.

          The Rights are exercisable upon the occurrence of certain events related to a person (an "Acquiring Person") acquiring or announcing the intention to acquire beneficial ownership of 20 percent or more of our common stock. In the event any person becomes an Acquiring Person, each holder (except an Acquiring Person) will be entitled to purchase, at an effective exercise price of $87.50, subject to adjustment, shares of our common stock having a market value of twice the Right's exercise price. The Acquiring Person will not be entitled to exercise these Rights. In addition, if, at any time after a person has become an Acquiring Person, we are involved in a merger or other business combination transaction, or sell 50 percent or more of its assets or earning power to another entity, each Right will entitle its holder to purchase, at an effective exercise price of $87.50, subject to adjustment, shares of common stock of such other entity having a value of twice the Right's exercise price. After a person or group becomes an Acquiring Person, but before an Acquiring Person owns 50% or more of our common stock, the Board may extinguish the Rights by exchanging one share of common stock, or an equivalent security, for each Right, other than Rights held by the Acquiring Person.

          In the event the Rights become exercisable and sufficient shares of our common stock are not authorized to permit the exercise of all outstanding Rights, we are required under the Rights Plan to take all necessary action including, if necessary, seeking stockholder approval to obtain additional authorized shares.

          The Rights are subject to redemption at the option of the Board of Directors at a price of one-quarter of a cent per Right until the occurrence of certain events. The Rights currently trade with our common stock, have no voting or dividend rights and expire on June 8, 2010.


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ITEM 2.     EXHIBITS


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
         Exhibit No.         Exhibit
         -----------         -------

         4.1                 Rights Agreement, dated as of June 8, 2000, between the Company and Equiserve Trust
                             Company, N.A. (formerly First Chicago Trust Company of New York), as Rights Agent.
                             Filed as Exhibit 4.1 to the Company's report on Form 8-A, dated June 15, 2000 and incorporated herein by reference.

         4.2                 Amendment to Rights Agreement by and among the Company and Equiserve Trust Company,
                             N.A. (formerly First Chicago Trust Company of New York) and effective as of October
                             1, 2001. Filed as Exhibit 4.1 to the Company's report on Form 10-Q for the quarter ended September 30, 2001 and incorporated herein by reference.

         4.3                 Amendment No. 2 to Rights Agreement by and among the Company and Equiserve Trust
                             Company, N.A. and effective as of December 31, 2002.  Filed as Exhibit 4.3 to the
                             Company's report on Form 10-K for the year ended December 31, 2002 and incorporated herein by reference.

         99.1                Certificate of Adjusted Purchase Price or Number of Shares dated June 21, 2002.
                             Filed as Exhibit 99.1 to the Company's report on Form 8-K dated June 24, 2002 and incorporated herein by reference.

         99.2                Certificate of Adjusted Purchase Price or Number of Shares dated August 4, 2005.
                             Filed herewith.
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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

                                         SMITH INTERNATIONAL, INC.


Date: September 6, 2005                  /s/ NEAL S. SUTTON
                                         ---------------------------------------
                                         By:  Neal S. Sutton
                                         Senior Vice President - Law and
                                         Administration and Corporate Secretary



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                                 EXHIBIT INDEX


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

         Exhibit No.         Exhibit
         -----------         -------

         4.1                 Rights Agreement, dated as of June 8, 2000, between the Company and Equiserve Trust
                             Company, N.A. (formerly First Chicago Trust Company of New York), as Rights Agent.
                             Filed as Exhibit 4.1 to the Company's report on Form 8-A, dated June 15, 2000 and incorporated herein by reference.

         4.2                 Amendment to Rights Agreement by and among the Company and Equiserve Trust Company,
                             N.A. (formerly First Chicago Trust Company of New York) and effective as of October
                             1, 2001. Filed as Exhibit 4.1 to the Company's report on Form 10-Q for the quarter ended September 30, 2001 and incorporated herein by reference.

         4.3                 Amendment No. 2 to Rights Agreement by and among the Company and Equiserve Trust
                             Company, N.A. and effective as of December 31, 2002.  Filed as Exhibit 4.3 to the
                             Company's report on Form 10-K for the year ended December 31, 2002 and incorporated herein by reference.

         99.1                Certificate of Adjusted Purchase Price or Number of Shares dated June 21, 2002.
                             Filed as Exhibit 99.1 to the Company's report on Form 8-K dated June 24, 2002 and incorporated herein by reference.

         99.2                Certificate of Adjusted Purchase Price or Number of Shares dated August 4, 2005.
                             Filed herewith.
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